UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Nevada	26-3552213
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Unit 1217-1218, 12F of Tower B, Gemdale Plaza
No. 91 Jianguo Road, Chaoyang District
Beijing, PRC	100022
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, par value $0.001 per share (“Common Stock”)	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-169942

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.   Description of Registrant's Securities to be Registered.

The description of the Common Stock of Trunkbow International Holdings Limited (the “Registrant”), is included under the caption “Description of Securities” in the Prospectus as part of the Registration Statement on Form S-1, as amended (Registration No. 333-169942) (the “Registration Statement”), filed under the Securities Act of 1933, as amended, and is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.   Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

Date: January 26, 2011	By:	/s/ Qiang Li
Name: Qiang Li
Title: Chief Executive Officer